Exhibit 99.1

FOR IMMEDIATE RELEASE

Genoptix Contacts:
Marcy Graham	Joleen Schultz
Sr. Director, Investor Relations	Principal
Genoptix, Inc.	Mentus
760-930-7150	858-455-5500 ext 215
investorrelations@genoptix.com	jschultz@mentus.com

GENOPTIX REPORTS STRONG FINANCIAL RESULTS FOR THIRD QUARTER 2007

134% Increase In Revenues Year-Over-Year

CARLSBAD, Calif. - December 12, 2007 - Genoptix, Inc. (NASDAQ: GXDX), a specialized laboratory service provider, today reported revenues of $16.2 million for the third quarter ended September 30, 2007, an increase of 134% over revenues of $6.9 million for the comparable period in 2006. For the nine months ended September 30, 2007, the Company reported revenues of $40.8 million, an increase of 152% over revenues of $16.2 million for the comparable period in 2006.

The Company also reported GAAP net income of $3.6 million, or diluted earnings per share (EPS) of $0.06, for the third quarter ended September 30, 2007, compared to a net loss of $0.8 million, or a net loss of $6.07 per diluted share, for the comparable period in 2006. For the nine months ended September 30, 2007, the Company reported net income of $8.7 million, or EPS of $0.10, compared to a net loss of $3.4 million, or a net loss of $34.50 per diluted share, for the comparable period in 2006.

The Company completed its initial public offering (IPO) on November 2, 2007, following the close of the third quarter of 2007.  On a pro forma basis, assuming conversion of all outstanding preferred stock, EPS for the three and nine-months ended September 30, 2007 would have been $0.28 and $0.68, respectively (see “Pro Forma Net Income (Loss) Per Share” table below).  Further, assuming the IPO was completed at the beginning of each respective period thereby increasing the weighted average shares by 4.7 million, and assuming an effective tax rate of 40%, EPS for the three and nine months ended September 30, 2007 would have decreased from the above pro forma EPS amounts by $0.15 and $0.37, respectively.

“The value of our differentiated service offerings is evidenced by our significant growth in revenue and earnings per share, both of which have increased substantially from just one year ago,” said the Company’s President and CEO Tina Nova Bennett, Ph.D. “This is our thirteenth consecutive quarter of growth in case volume and revenues, results that further validate our business model.  We are proud of our ability to consistently provide specialized, dedicated support to our physician partners and will continue to deliver our high quality services directly to the hematologists and oncologists at the community level.”

Gross profit for the quarter improved to $9.7 million, or 60% of revenues, from $3.1 million, or 45% of revenues, for the third quarter of 2006. Gross profit for the nine months ended September 30, 2007 improved to $24.2 million, or 59% of revenues, from $6.9 million, or 43% of revenues, for the comparable period in 2006.

Operating expenses for the quarter increased $2.1 million to $6.0 million from $3.9 million for the third quarter of 2006. In addition, operating expenses for the nine months ended September 30, 2007 increased to $15.3 million from $10.5 million for the comparable period in 2006.

As of September 30, 2007, the Company’s cash and cash equivalents were $10.1 million compared to $3.9 million at December 31, 2006.  For the nine months ended September 30, 2007, cash generated from operations was $9.1 million, while purchases of capital equipment for the same period totaled $0.8 million, principal payments on notes payable totaled $1.2 million and costs paid in connection with the Company’s IPO totaled $1.1 million.  Following completion of its IPO in November 2007, the Company received net proceeds of $72.8 million (after underwriting discounts, commissions and estimated offering costs).

“This was a quarter of solid cash generation and improved cost management as we continued to drive strong demand for our unique service offerings,” said Sam Riccitelli, Genoptix EVP and COO.  “We continued to achieve better than industry average performance in our Days Sales Outstanding metric, or DSOs, which decreased to 54 days as of September 30, 2007.”

Performance Outlook

For the full-year 2007, Genoptix expects results from operations to produce revenues of approximately $59 million and net income of approximately $12 million.

Based on continued infrastructure expansion and implementation of its strategic plan, the Company is projecting annualized revenue growth of approximately 50% for the full-year 2008.

Conference Call Information

A conference call will take place on Wednesday, December 12, 2007, at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time), hosted by President and CEO Tina Nova Bennett, Ph.D., and other members of senior management. The conference call will be webcast live under the investor relations section of the Genoptix website at www.genoptix.com. Please connect to the Genoptix website several minutes prior to the start of the webcast to ensure adequate time for any software download that may be necessary. The conference call also may be accessed by dialing 866-770-7120 for domestic callers and 617-213-8065 for international callers.  The participant code for the call is 28579553. If you are unable to listen to the live webcast, a replay of the call will be available through Monday, January 14, 2008, on the Genoptix website at www.genoptix.com.

About Genoptix, Inc.

Genoptix is a specialized laboratory service provider focused on delivering personalized and comprehensive diagnostic services to community-based hematologists and oncologists. Genoptix is headquartered in Carlsbad, California.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Any statements in this press release regarding the Company’s business that are not historical facts may be considered “forward-looking statements,” including statements regarding the value of the Company’s services, the success of the Company’s business model, the Company’s ability to consistently provide specialized, dedicated and high quality services, the Company’s growth prospects, DSOs, and the Company’s financial guidance for 2007 and 2008. Forward-looking statements are based on management’s current preliminary expectations and are subject to risks and uncertainties, which may cause the Company’s results to differ materially and adversely from the statements contained herein. Some of the potential risks and uncertainties that could cause actual results to differ from the results predicted include, without limitation, commercial and governmental reimbursement decisions, compliance and regulatory risks and the Company’s ability to hire personnel and manage its growth and the competitive landscape within our industry.  Certain other risks and uncertainties are detailed in the final prospectus for the Company’s initial public offering that was filed with the United States Securities and Exchange Commission on October 30, 2007, and in its quarterly report on Form 10-Q for the quarterly period ended September 30, 2007. Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made. Genoptix undertakes no obligation to update any forward-looking statements to reflect new information, events or circumstances after the date they were made, or to reflect the occurrence of unanticipated events.

[Financial tables follow]

GENOPTIX, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except par value)

	September 30,	December 31,
	2007	2006
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$10,141	$3,865
Accounts receivable, net of allowance for doubtful accounts	7,574	4,766
Prepaid expenses and other current assets	619	270
Total current assets	18,334	8,901
Property and equipment, net	1,670	1,287
Other long-term assets	1,262	14
Total assets	$21,266	$10,202

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$4,109	$1,987
Accrued compensation	1,780	1,058
Deferred revenue	7	39
Current portion of long-term debt	1,458	1,524
Total current liabilities	7,354	4,608
Deferred rent, net of current portion	319	267
Long-term debt, net of current portion	409	1,262
Commitments and contingencies
Stockholders’ equity :
Convertible preferred stock	52	52
Common stock	—	—
Additional paid-in capital	59,802	59,362
Accumulated deficit	(46,670)	(55,349)
Total stockholders’ equity	13,184	4,065
Total liabilities and stockholders’ equity	$21,266	$10,202

GENOPTIX, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006
Revenues	$16,171	$6,911	$40,770	$16,190
Cost of revenues	6,513	3,768	16,543	9,308
Gross profit	9,658	3,143	24,227	6,882
Operating expenses:
Sales and marketing expenses	3,127	1,624	7,869	4,137
General and administrative expenses	2,732	1,985	6,997	4,968
Research and development expenses	143	271	463	860
Impairment and lease exit costs	—	—	—	542
Total operating expenses	6,002	3,880	15,329	10,507
Income (loss) from operations	3,656	(737)	8,898	(3,625)
Other income (expense):
Interest income	118	55	245	193
Interest expense	(72)	(96)	(231)	(288)
Other income	(1)	7	41	319
Income (loss) before income taxes	3,701	(771)	8,953	(3,401)
Provision for income taxes	(114)	—	(274)	—
Net income (loss)	$3,587	$(771)	$8,679	$(3,401)

Net income (loss) per share (1):
Basic	$0.43	$(6.07)	$0.82	$(34.50)
Diluted	$0.06	$(6.07)	$0.10	$(34.50)
Shares used to compute net income (loss) per share (1):
Basic	239	127	191	99
Diluted	1,674	127	1,635	99
Pro forma net income (loss) per share (2):
Basic	$0.32	$(0.07)	$0.77	$(0.31)
Diluted	$0.28	$(0.07)	$0.68	$(0.31)
Shares used to compute pro forma net income (loss) per share (2):
Basic	11,271	11,159	11,223	11,131
Diluted	12,772	11,159	12,728	11,131

(1) For the purposes of calculating net income per share for the three and nine months ended September 30, 2007, we first allocated $3,485 of our net income and $8,522 of our net income, respectively, to preferred stockholders pursuant to the rights of these preferred stockholders, resulting in $102 and $157, respectively, of net income allocable to common stockholders for such periods.

(2) The pro forma net income (loss) per share information assumes the conversion of all outstanding shares of preferred stock upon the completion of the IPO as if such conversion had occurred as of the beginning of each period presented.

GENOPTIX, INC.

PRO FORMA NET INCOME (LOSS) PER SHARE (1)

(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006
Numerator:
Net income (loss)	$3,587	$(771)	$8,679	$(3,401)

Denominator:
Weighted average shares of common stock outstanding	318	181	249	160
Weighted avg unvested shares of common stock subject to repurchase	(79)	(54)	(58)	(61)
Adjustments to reflect the weighted average effect of the assumed conversion of convertible preferred stock from the date of issuance	11,032	11,032	11,032	11,032
Pro forma weighted average shares of common stock outstanding - basic	11,271	11,159	11,223	11,131
Pro forma common equivalent shares from common and preferred stock warrants	66	—	61	—
Pro forma common equivalent shares from options to purchase common stock and unvested shares of common stock subject to repurchase	1,435	—	1,444	—

Pro forma weighted average shares of common stock outstanding - diluted	12,772	11,159	12,728	11,131

Pro forma net income (loss) per share:
Basic	$0.32	$(0.07)	$0.77	$(0.31)
Diluted	$0.28	$(0.07)	$0.68	$(0.31)

(1) Pro forma net income (loss) per share and pro forma weighted average shares of common stock outstanding, basic and diluted, assume the conversion of all outstanding shares of preferred stock upon the completion of the IPO as if such conversion had occurred as of the beginning of each period presented.

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